Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of our reports dated February 27, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

On Form S-3:		Relating to:
File No.	333-75148	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan
	333-108131	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan
	333-112257	United States Steel Corporation Debt Securities, Preferred Stock and Depository Shares, Common Stock, Warrants, Stock Purchase Units and Stock Purchase Contracts Registration Statement

On Form S-8:		Relating to:
File No.	333-76394	United States Steel Corporation 2002 Stock Plan
	333-99257	United States Steel Corporation Savings Fund Plan for Salaried Employees
	333-125221	United States Steel Corporation 2005 Stock Incentive Plan

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 27, 2006